Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	abeach@ashfordinc.com	(212) 827-3772

BRAEMAR HOTELS & RESORTS SHIFTS 2025 ANNUAL MEETING TO VIRTUAL FORMAT

DALLAS, Dec. 5, 2025 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (the “Company”) today announced that the location of its 2025 Annual Meeting of Stockholders (“Annual Meeting”) will be changed from an in-person meeting to a virtual format via a live online webcast.

As previously announced, the Annual Meeting will be held on Monday, Dec. 15, 2025 at 9:00 a.m. Central time. The annual meeting will no longer be held at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254, but rather will be held virtually, with attendance via the internet only.

The Annual Meeting on Dec. 15, 2025 at 9:00 a.m. Central time is available at: www.virtualshareholdermeeting.com/BHR2025.

The Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended Dec. 31, 2024, including the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024 are available at www.bhrreit.com by clicking the “INVESTOR” tab, then the “FINANCIALS & SEC FILINGS” tab and then the “Annual Meeting Material” link.

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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.